As filed with the Securities and Exchange Commission on March 27, 2015
Registration No. 333-199598

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Pre-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Summit Financial Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

West Virginia (State or Other Jurisdiction of Incorporation or Organization)	55-0672148 (I.R.S. Employer Identification Number)

300 North Main Street
Moorefield, West Virginia 26836
(304) 530-1000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
Robert S. Tissue
Summit Financial Group, Inc.
300 North Main Street
Moorefield, West Virginia 26836
(304) 530-1000
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)
________________
Copy to:

Sandra M. Murphy, Esq.
Bowles Rice LLP
600 Quarrier Street
Charleston, West Virginia 25301
(304) 347-1131
________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act. (check one):

Large Accelerated Filer ☐                         Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller Reporting Company)        Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered(2)	Amount to be registered(3)(4)	Proposed maximum offering price per unit(3)(5)	Proposed maximum aggregate offering price(3)(6)	Amount of registration fee(1)(3)
Common Stock, $2.50 par value per share
Preferred Stock, $1.00 par value per share
Debt Securities
Rights
Warrants
Depositary Shares(7)
Units(8)
Total	$15,000,000(2)		$15,000,000	$1,274.60(9)(10)
(1)    Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(o) and General Instruction II(D) of Form S-3 under the Securities Act, the table above omits certain information
(2)    These offered securities, each of which are described further in the accompanying prospectus, may be sold separately, together or as units with other offered securities, including issuances upon the conversion, exchange or exercise of other offered securities.
(3)    In accordance with General Instruction II(D) to Form S-3 under the Securities Act, information as to each class of securities to be registered is not specified.
(4)     The registrant is registering hereunder an indeterminate number or amount of common stock, preferred stock, debt securities, rights, warrants, depositary shares, and units, as it may from time to time issue at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies. The securities registered hereunder also include (i) such additional indeterminate number or amount of securities as may be issued upon the conversion, exchange or exercise of other offered securities to the extent no separate consideration is received therefor and (ii) such additional indeterminate number of shares of stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder. In no event will the aggregate initial offering price of all securities issued pursuant to this registration statement exceed $15,000,000 (subject to Note 9 below).
(5)    The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(6)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.
(7)     Each depositary share will be issued under a deposit agreement, will represent a fractional interest in debt securities or shares of common or preferred stock, and will be evidenced by a depositary receipt.
(8)     Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, which may or may not be separable from one another.
(9)    Pursuant to Rule 457(p) promulgated under the Securities Act, (i) this registration statement includes $4,031,000 of unsold securities registered pursuant to the registrant’s Registration Statement on Form S-3 (File No. 333-166662) initially filed with the Securities and Exchange Commission on May 7, 2010, and declared effective on July 22, 2011 (the “2011 Registration Statement”) and (ii) the registration fee of $713 paid by the registrant with respect to such unsold securities in connection with the filing of the 2010 Registration Statement will continue to be applied to such unsold securities. As a result, the amount of the registration fee paid in connection with this registration statement is $1,274.60, calculated based on the additional $10,969,000 of securities registered pursuant to this registration statement. Notwithstanding the foregoing, the Proposed Maximum Aggregate Offering Price of $15,000,000 shall apply to all securities registered hereunder, including any newly-registered securities.
(10)    Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT AN INVITATION FOR OFFERS TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION DATED MARCH 27, 2015
PROSPECTUS
Up to $15,000,000
Common Stock
Preferred Stock
Debt Securities
Rights
Warrants
Depositary Shares
Units
__________________
We may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $15,000,000. The securities described in this prospectus may be convertible into or exercisable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby.
We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
This prospectus provides a general description of the securities we may offer. At the time we offer securities, we will specify in an accompanying prospectus supplement the amount, price and specific terms of any securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and the documents incorporated by reference before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from any such sale will also be set forth in a related prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “SMMF.”
Investing in our securities involves risks. Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 7 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10−K and in any quarterly report on Form 10−Q, as well as in any prospectus supplements relating to specific offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
As of March 27, 2015, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is $ 99,176,000. We have not offered any securities pursuant to General Instruction I.B.6. to Form S-3 during the prior twelve (12) calendar month period ending on, and including March 27, 2015.
The date of this prospectus is March 27, 2015

You should rely solely on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities or Exchange Commission, or SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

TABLE OF CONTENTS

About This Prospectus	1
Where You Can Find More Information	2
Incorporation of Certain Information by Reference	2
Forward-Looking and Cautionary Statements	4
Summit Financial Group, Inc.	5
Risk Factors	7
The Offering	7
Use of Proceeds	8
Description of Outstanding Securities	8
Description of Securities We May Offer	38
Plan of Distribution	48
Legal Matters	52
Experts	52

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $15,000,000.
We may offer the following securities from time to time:
•    common stock;
•    preferred stock;
•    debt securities;
•    rights;
•    warrants;
•    depositary shares; and
•    units.
We also may issue common stock upon conversion or exchange of any of the securities listed above.
This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities that may be offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits may be obtained and read at the SEC Internet website (www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement may be used only where it is legal to sell these securities, and we will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and together with our agents, to reject, in whole or in part, any of those offers.
The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
In this prospectus, we refer to common stock, preferred stock, debt securities, rights, warrants, depositary shares and units collectively as “securities.” The terms “we,” “us,” “our” and “Summit” refer to Summit Financial Group, Inc., and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov and our website found at www.summitfgi.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating the information in this document, except for any information superseded by information that is included directly in this prospectus or a prospectus supplement, or is incorporated by reference subsequent to the date of this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 2, 2015;

•	Our Current Reports on Form 8-K filed with the SEC on January 28, 2015, February 23, 2015, March 2, 2015 and March 18, 2015;

•	Our Proxy Statement on Schedule 14A filed with the SEC on April 10, 2014; and

•	The description of the common stock set forth in our Registration Statement on Form 8-A, filed March 1, 1988, and any amendment or report filed for the purpose of updating such description;

These documents contain important information about our business and our financial performance.
We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended or the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus or in any previously-filed prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:
Teresa D. Ely
Director of Shareholder Relations
Summit Financial Group, Inc.
P. O. Box 179
300 North Main Street
Moorefield, West Virginia 26836
Phone: (304) 530-0526
E-mail: tely@summitfgi.com

This prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the securities covered by this prospectus. These summary descriptions do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors, and may no longer continue to be true as of any given date.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus or in any accompanying prospectus supplements contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative of such terms and other similar words and expressions of future intent.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Factors that could cause actual results and performance to differ from those expressed in our forward-looking statements we make or incorporate by reference in this prospectus include, but are not limited to:

•	a significant number of our clients failing to perform under their loans and other terms of credit agreements;

•	fluctuations in interest rates and a decline in the level of our interest rate spread;

•	failure to attract or retain deposits;

•	the impact of regulatory orders or action by government regulators against us or Summit Community Bank;

•
sources of liquidity available to us and to Summit Community Bank becoming limited or our potential inability to access sufficient sources of liquidity when needed or the requirement that we obtain government waiver to do so;

•	adverse changes in domestic or global financial markets, economic conditions or business conditions;

•	regulatory restrictions on Summit Community Bank’s ability to pay dividends to us;

•
significant reliance on loans secured by real estate and the associated vulnerability to downturns in the local real estate market, natural disasters, and other variables impacting the value of real estate;

•	failure to retain our key employees;

•	failure to maintain our status as a financial holding company;

•	adequacy of our allowance for loan and lease losses;

•	credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses;

•	failure to manage our future growth or successfully integrate acquisitions;

•	volatility in financial markets and the price of our common stock;

•	competition in our primary market areas;

•	demographic changes in our primary market areas;

•	significant government regulation legislation and potential changes thereto; and

•	other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services.

These and other uncertainties related to our business are described in greater detail in Item 1A of our most recently-filed Annual Report on Form 10-K, incorporated by reference into this prospectus, as updated by quarterly and other reports or documents that we file with the SEC after the date of such annual report. See also “Risk Factors” herein and in any accompanying prospectus supplement.
The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. Except for meeting our ongoing obligations under federal securities law, we do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.
SUMMIT FINANCIAL GROUP, INC.
General
We are a $1.44 billion financial holding company incorporated under the laws of West Virginia and headquartered in Moorefield, West Virginia.  Through our community bank subsidiary, Summit Community Bank, we provide commercial and retail banking services at our 15 full service offices, nine of which are located in the Eastern Panhandle and South Central regions of West Virginia and six of which are located in the Northern region of Virginia.  We also operate Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.
We provide a wide range of community banking services, including demand, savings and time deposits; commercial, real estate and consumer loans; letters of credit; and cash management services.  The deposits of Summit Community Bank are insured by the Federal Deposit Insurance Corporation up to applicable limits thereunder.
In order to compete with other financial service providers, we principally rely upon personal relationships established by our officers, directors and employees with our customers, and specialized services tailored to meet our customers’ needs.  We and Summit Community Bank have maintained a strong community orientation by, among other things, supporting the active participation of staff members in local charitable, civic, school, religious and community development activities.  We also have a marketing program that primarily utilizes local radio and newspapers. Banking, like most industries, is becoming more dependent on technology as a means of marketing to customers, including the Internet, which we also utilize. This approach, coupled with continuity of service by the same staff members, enables Summit Community Bank to develop long-

term customer relationships, maintain high quality service and respond quickly to customer needs. We believe that our emphasis on local relationship banking, together with a prudent approach to lending, are important factors in our success and growth.
Our primary lending focus is providing commercial loans to local businesses with annual sales ranging from $300,000 to $30 million and providing owner-occupied real estate loans to individuals.  Typically, our customers have financing requirements between $50,000 and $1,000,000.  We generally do not seek loans of more than $5 million but will consider larger lending relationships exhibiting above-average credit quality.  Under our commercial banking strategy, we focus on offering a broad line of financial products and services to small and medium-sized businesses through full service banking offices.
Summit Community Bank has senior management with extensive lending experience.  These managers exercise substantial authority over credit and pricing decisions, subject to loan committee approval for larger credits.   We centralize operational and support functions that are transparent to customers in order to achieve consistency and cost efficiencies in the delivery of products and services by each banking office.  Our central office provides services such as data processing, deposit operations, accounting, treasury management, loan administration, loan review, compliance, risk management and internal auditing to enhance our delivery of quality service.  We also provide overall direction in the areas of credit policy and administration, strategic planning, marketing, investment portfolio management, human resources administration and other financial and administrative services. The banking offices work closely with us to develop new products and services needed by our customers and to introduce enhancements to existing products and services.
Our principal office is located at 300 North Main Street, Moorefield, West Virginia 26836, and our telephone number is (304) 530-1000. Our Internet website address is www.summitfgi.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.
Administrative Actions
On November 20, 2014, the West Virginia Division of Financial Institutions and the Federal Deposit Insurance Corporation terminated their informal memorandum of understanding with Summit Community Bank, Inc. (the “Bank”) effective September 24, 2009, and as subsequently amended and restated and entered into by the Bank on October 25, 2012 (the “Bank MOU”). The requirements of the Bank MOU which are described in our Report on Form 10-K for the year ended December 31, 2013 are no longer applicable to the Bank.
On February 26, 2015, the West Virginia Division of Financial Institutions and the Federal Reserve Bank of Richmond terminated their informal Memorandum of Understanding with Summit Financial Group that was entered into on November 6, 2009 (“Holding Company MOU”). The requirements of the Holding Company MOU which are described in our Report on Form 10-K for the year ended December 31, 2013 are no longer applicable to us.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.
THE OFFERING
The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer hereunder. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.
We may sell from time to time, in one or more offerings:
•common stock,

•	preferred stock, which may be convertible into shares of our common stock or other securities,
•depositary shares representing fractional interest in our preferred stock,
•senior or subordinated debt securities,
•rights to purchase common stock or other securities,
•warrants to purchase any of the securities listed above, and
•units consisting of two or more of the above-mentioned securities in any combination thereof, which may or may not be separate from one another.
Our ability to sell certain of these securities could be limited by our existing or future credit agreements, regulatory restrictions, or by other factors, and you should not assume that we will be able to issue any or all of these securities if and when we require cash.
To the extent we describe the general terms of any of the above-listed securities under the heading “Description of Securities We May Offer,” such descriptions are not intended to list all of the terms or provisions that may be applicable to any such securities to be sold hereunder, and we are not limited in any respect in our ability to issue securities with terms different from or in addition to those described under any such headings or elsewhere in this prospectus, provided that the terms are not inconsistent with our Articles of Incorporation, Bylaws or any applicable indenture or other similar instrument.
No director, officer, employee or stockholder of ours has any liability for (i) any of our obligations under any debt or equity securities issued in accordance with this prospectus or under any indenture, certificate of designations or other governing instrument delineating such obligations or (ii) any claim based on, in respect of, or by reason of such obligations or their creation. Each holder, upon our issuance of any such securities or our execution and delivery of any such instrument, waives and releases all such liability. This waiver and release are part of the consideration for issuance of such securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
USE OF PROCEEDS
Unless we otherwise state in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplements for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested in interest bearing accounts or short-term, interest-bearing securities or applied to repay short-term or revolving debt prior to use.
Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF OUTSTANDING SECURITIES
General
Our authorized capital stock consists of 20,250,000 shares, of which 20,000,000 shares are common stock, par value $2.50 per share, and 250,000 shares are preferred stock, par value $1.00 per share, of which 15,000 shares have been designated as 8% Non-Cumulative Convertible Preferred Stock, Series 2009, or “Series 2009 preferred stock” and 15,000 shares have been designated as 8% Non-Cumulative Convertible Preferred Stock, Series 2011, or “Series 2011 preferred stock.” As of the date of this prospectus, there were 10,685,094 shares of our common stock outstanding, held by approximately 1,241 shareholders of record. We previously have issued 40,000 shares of a series of preferred stock known as the “Rockingham National Bank Series Convertible Preferred Stock,” 3,710 shares of Series 2009 preferred stock and 12,000 shares of Series 2011 preferred stock, all of which shares have since converted to common stock. The shares of the Rockingham National Bank Series Convertible Preferred Stock, the Series 2009 preferred stock, and the 2011 preferred stock issued and converted to common stock were restored to the status of authorized and unissued shares of preferred stock without designation as to series; accordingly, there are 250,000 shares of preferred stock available for issuance in this offering.
As of the date of this prospectus, 149,170 shares of our common stock were reserved for issuance upon the exercise of options that have been granted under our 1998 Option Plan and 8,000 shares of our common stock were reserved for issuance upon the exercise of options that have been granted under our 2009 Option Plan. At our annual meeting of shareholders that was held on May 15, 2014, our shareholders approved the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan, pursuant to which we are authorized to issue up to 500,000 shares of common stock upon the exercise of stock options, stock appreciation rights, restricted stock, and restricted stock units granted under the plan. No awards have been granted under the 2014 Long-Term Incentive Plan as of the date of this prospectus.

Common Stock
The following summary describes the material features and rights of our common stock and is subject to, and qualified in its entirety by, applicable law and the provisions of our amended and restated articles of incorporation and bylaws.
Voting Rights. All voting rights are vested in the holders of our common stock.  On all matters subject to a vote of shareholders, our shareholders will be entitled to one vote for each share of common stock owned.  Our shareholders have cumulative voting rights with regard to election of directors.
Dividend Rights. Our shareholders are entitled to receive dividends when and as declared by our board of directors. As further described below, we are presently restricted from paying dividends on our common shares. The payment of dividends is also subject to the restrictions set forth in the West Virginia Corporation Act and the limitations imposed by the Federal Reserve Board.
Our payment of dividends depends upon receipt of dividends from our banking subsidiary.  Payment of dividends by Summit Community Bank is regulated by the FDIC and the West Virginia Division of Financial Institutions and generally, the prior approval of the FDIC is required if the total dividends declared by our bank, a state non-member bank, in any calendar year exceeds its net profits, as defined, for that year combined with its retained net profits for the preceding two years.  Additionally, prior approval of the FDIC is required when a state non-member bank has deficit retained earnings but has sufficient current year’s net income, as defined, plus the retained net profits of the two preceding years.  The FDIC may prohibit dividends if it deems the payment to be an unsafe or unsound banking practice.  The FDIC has issued guidelines for dividend payments by state non-member banks emphasizing that proper dividend size depends on the bank’s earnings and capital.
Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to receive pro rata all of our assets for distribution to shareholders.  There are no redemption or sinking fund provisions applicable to the common stock.
Our board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of our company.
Assessment and Redemption. Shares of our common stock presently outstanding are validly issued, fully paid and nonassessable.  There is no provision for any voluntary redemption of our common stock.
Preemptive Rights. No holder of any share of our capital stock has any preemptive right to subscribe to an additional issue of our capital stock or to any security convertible into such stock.
Anti-Takeover Provisions. Provisions of our amended and restated articles of incorporation and bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Summit without negotiation with our board of directors. The effect of these provisions is discussed briefly below.

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Authorized Stock. The shares of our common stock authorized by our amended and restated articles of incorporation but not issued provide our board of directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a shareholder vote. Our board of directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for our preferred stock being issued, in an effort to deter attempts to gain control of Summit

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Classification of Board of Directors. Our amended and restated articles of incorporation currently provide that our board of directors is divided into three classes of as nearly equal size as possible, with one class elected annually to serve for a term of three years. This classification of our board of directors may discourage a takeover of Summit because a shareholder with a majority interest in our company would have to wait for at least two consecutive annual meetings of shareholders to elect a majority of the members of our board of directors.

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Amendment of Amended and Restated Articles of Incorporation. Our amended and restated articles of incorporation requires the approval of 66 2/3% of our shareholders to amend certain of the provisions of our amended and restated articles of incorporation. This requirement is intended to prevent a shareholder who controls a majority of our common stock from avoiding the requirements of important provisions of our amended and restated articles of incorporation simply by amending or repealing those provisions. Accordingly, the holders of a minority of the shares of our common stock could block the future repeal or modification of certain provisions of our amended and restated articles of incorporation, even if that action were deemed beneficial by the holders of more than a majority, but less than 66 2/3%, of our common stock.

Business Combination Provisions. Our amended and restated articles of incorporation provide that at least 66 2/3% of the authorized, issued and outstanding voting shares must approve certain business combination transactions unless the particular business combination transaction has been previously approved by at least 66 2/3% of the board of directors, in which case a simple majority vote of the shareholders is required. In addition, our amended and restated articles of incorporation provide that neither we nor any of our subsidiaries may become a party to any business combination transaction unless certain fair price requirements are satisfied.
Anti-Greenmail Provisions. Our amended and restated articles of incorporation provide that we may not repurchase, directly or indirectly, any shares of our common stock at a purchase price that is greater than fair market value for such shares, from a 10% or greater shareholder (or an affiliate or associate of such shareholder) who acquired at least half of such shares within the last two years, unless such stock repurchase is approved by the holders of at least a majority of our outstanding shares of common stock (other than the interested shareholder).
Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “SMMF.”
Transfer Agent. The transfer agent for our common stock is Computershare Shareholder Services. The transfer agent’s address is 211 Quality Circle, Suite 210, College Station, Texas 77845.
Series 2009 Preferred Stock
The following summary describes the material features and rights of our Series 2009 preferred stock and is subject to, and qualified in its entirety by, applicable law and the provisions of our amended and restated articles of incorporation and bylaws. For the complete provisions, we refer you to our amended and restated articles of incorporation, as amended, including the Certificate of Designations of the Series 2009 preferred stock, copies of which have been filed with the SEC and which are incorporated by reference into the registration statement of which this prospectus is a part.

General. Our Series 2009 preferred stock constitutes a single series of our preferred stock, consisting of up to 15,000 shares, par value $1.00 per share, having a liquidation preference of $1,000 per share. We have previously issued 3,710 shares of Series 2009 preferred stock, all of which have been converted to common stock as of the date of this prospectus and are treated as authorized but unissued shares of preferred stock without designation as to series. Although we do not have plans to issue shares of Series 2009 preferred stock, we have the ability to issue up to 15,000 shares of Series 2009 preferred stock.
The holders of the Series 2009 preferred stock have no preemptive rights. All of the shares of the Series 2009 preferred stock, when issued and paid for, will be validly issued, fully paid and non-assessable.
The Series 2009 preferred stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with each class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series 2009 preferred stock as to dividend rights and rights on liquidation, dissolution or winding-up of Summit (collectively, the “parity securities”), and (2) senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series 2009 preferred stock as to dividend rights and rights on liquidation, dissolution or winding-up of Summit Financial Group (collectively, the “junior securities”).
We may not issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Series 2009 preferred stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, without the approval of the holders of at least two-thirds of the shares of our Series 2009 preferred stock then outstanding and any class or series of parity securities then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “-Voting Rights” on page 25. We may, however, from time to time, without notice to or consent from holders of the Series 2009 preferred stock, create and issue parity securities and junior securities.
Dividends. Dividends on the Series 2009 preferred stock are payable quarterly in arrears, if,, as and when declared by our board of directors out of legally available funds, on a non-cumulative basis on the $1,000 per share purchase price, at an annual rate equal to 8.0%. Subject to the foregoing, dividends are payable in arrears on the 1st day of March, June, September and December of each year (each, a “dividend payment date”). Each dividend is payable to holders of record as they appear on our stock register on the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31), whether or not a business day. Each calendar quarter ending on March 31, June 30, September 30 and December 31 is herein referred to as a “dividend period.” In addition, with respect to the first dividend period, holders begin to accrue the right to the payment of a dividend on the date of the issuance of the Series 2009 preferred stock through the end of such calendar quarter. Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid. The term “business day” means any day that is not Saturday or Sunday and that, in Moorefield, West Virginia, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Series 2009 preferred stock are non-cumulative. If for any reason our board of directors does not authorize and declare a dividend on the Series 2009 preferred stock for a dividend period, or if the board of directors authorizes and declares less than a full dividend, we will have no obligation to pay any dividend or full dividend for that period, whether or not our board of directors authorizes and declares dividends on the Series 2009 preferred stock for any subsequent dividend period.
We are not obligated to and will not pay holders of the Series 2009 preferred stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Series 2009 preferred stock any dividend in excess of the dividends on the Series 2009 preferred stock that are payable as described above.
There is no sinking fund with respect to dividends.
Dividends on all preferred stock, including the Series 2009 preferred stock continue to be permissible. However, such dividends and interest payments on our preferred stock and trust preferred debt are subject to future review by the Federal Reserve should we experience additional deterioration in our financial condition. Although dividends from the Bank are our principal source of funds to pay dividends and interest payments on our common stock, preferred stock, trust preferred debt and subordinated debt, we currently have sufficient cash on hand to continue to service our trust preferred and subordinated debt obligations as well as the expected dividend payments on our preferred stock through early 2016. Nevertheless, we can make no assurances that we will continue to have sufficient funds available for distributions to the holders of our preferred stock or that such dividends will continue to be permitted by our regulatory authorities.
Dividend Stopper. So long as any share of Series 2009 preferred stock remains outstanding, (1) no cash dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior securities (other than a dividend payable solely in shares of junior securities) and (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as (a) a result of a reclassification of junior securities for or into other junior securities, or the exchange or conversion of one share of junior securities for or into another share of junior securities, (b) repurchases in support of our employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities), unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of the Series 2009 preferred stock and parity securities have been paid or declared and a sum sufficient for the payment of those dividends has been set aside.
Except as provided below, for so long as any share of Series 2009 preferred stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity securities for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Series 2009 preferred stock. To the extent that we declare dividends on the Series 2009 preferred stock and on any parity securities but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series 2009 preferred stock and the holders of any parity securities. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series 2009 preferred stock and all parity securities bear to each other.

Redemption. The Series 2009 preferred stock is not redeemable either at our option or at the option of the holders. The Series 2009 preferred stock is not subject to any sinking fund or other obligation to redeem, repurchase or retire the Series 2009 preferred stock.
Optional Conversion Right. Each share of the Series 2009 preferred stock may be converted on any dividend payment date (i.e., the 1st day of March, June, September or December), at the option of the holder, into a number of shares of our common stock determined by dividing $1,000 by the greater of (i) $5.50 or (ii) the consolidated closing bid price of our common stock as quoted on the Nasdaq Capital Market immediately preceding the closing of the offering, plus cash in lieu of fractional shares and subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”).
The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.
If the conversion date is on or prior to the record date for any declared dividend for the dividend period in which you elect to convert, you will not receive any declared dividends for that dividend period. If the conversion date is after the record date for any declared dividend and prior to the corresponding dividend payment date, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of Series 2009 preferred stock an amount in cash equal to the full dividend actually paid on such dividend payment date on the shares being converted, unless your shares of Series 2009 preferred stock are being converted as a consequence of a conversion at our option or a mandatory conversion on June 1, 2019.
Mandatory Conversion at Our Option. On or after June 1, 2012, we may, at our option, on any dividend payment date cause some or all of the Series 2009 preferred stock to be converted into shares of our common stock at the then applicable conversion rate.
We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days during the six months immediately preceding such conversion, ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our common stock exceeds 135% of the greater of (i) $5.50 or (ii) the consolidated closing bid price of our common stock as quoted on the Nasdaq Capital Market immediately preceding the closing of the offering.
If less than all of the shares of Series 2009 preferred stock are converted, the conversion agent will select the Series 2009 preferred stock to be converted by lot, or on a pro rata basis or by another method the conversion agent considers fair and appropriate. If the conversion agent selects a portion of your Series 2009 preferred stock for partial mandatory conversion and you convert a portion of the same shares of Series 2009 preferred stock, the converted portion will be deemed to be from the portion selected for mandatory conversion.
We refer to the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of our common stock on the Nasdaq Capital Market as the “closing price” of the common stock on any determination date. If the common stock is not traded on the Nasdaq Capital Market on any determination date, the closing price of the common stock on any determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which our common stock is so listed or quoted, or, if no closing price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which our common stock is so listed or quoted, or if the common stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the common stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” is a day on which the shares of our common stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

For purposes of this prospectus, all references to the closing price and last reported sale price of the common stock on the Nasdaq Capital Market shall be such closing price and last reported sale price as reflected on Nasdaq’s website (http://www.nasdaq.com) or any successor thereto.
For purposes of calculating the “closing price” of our common stock, if a business combination (as defined below under “─Business Combinations” on page 24) has occurred and (1) the exchange property consists only of shares of common stock, the “closing price” shall be based on the closing per share price of such common stock; (2) the exchange property consists only of cash, the “closing price” shall be the cash amount paid per share; and (3) the exchange property consists of securities, cash and/or other property, the “closing price” shall be based on the sum, as applicable, of (x) the closing price of such common stock, (y) the cash amount paid per share and (z) the value (as determined by our board of directors from time-to-time) of any other securities or property paid to our shareholders in connection with the business combination.
To exercise the mandatory conversion right described above, we must provide a notice of such conversion to each holder of our Series 2009 preferred stock or issue a press release for publication and make this information available on our website, if any. The conversion date will be a date selected by us (the “mandatory conversion date”) and will be no more than 20 and not less than 10 days after the date on which we provide such notice of mandatory conversion or issue such press release. In addition to any information required by applicable law or regulation, the notice of mandatory conversion and press release shall state, as appropriate: the mandatory conversion date; the number of shares of our common stock to be issued upon conversion of each share of Series 2009 preferred stock; and the number of shares of Series 2009 preferred stock to be converted.
Mandatory Conversion After Ten Years. On June 1, 2019, all of the Series 2009 preferred stock issued and outstanding at that time shall automatically and mandatorily be converted into shares of our common stock at the then applicable conversion rate. The conversion of the Series 2009 preferred stock into common stock at such date shall not be conditioned on the price of our common stock or any other event or occurrence.
Conversion Procedures. Conversion into shares of our common stock will occur on the mandatory conversion date or any applicable conversion date (as defined below). On the mandatory conversion date, shares of our common stock will be issued to you or your designee upon presentation and surrender of the certificate evidencing the Series 2009 preferred stock to the conversion agent and upon compliance with some additional procedures described below.
On the date of any conversion at the option of a holder, the holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Series 2009 preferred stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled.

The date on which a holder complies with the foregoing procedures is the “conversion date.”
The conversion agent for the Series 2009 preferred stock is initially the transfer agent. A holder may obtain a copy of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Series 2009 preferred stock into shares of our common stock, in accordance with the terms of the notice delivered by us described above. Payments of cash for dividends and in lieu of fractional shares and, if shares of our common stock are to be delivered, a stock certificate or certificates, will be delivered to the holder, by the conversion agent.
The person or persons entitled to receive the shares of common stock issuable upon conversion of the Series 2009 preferred stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Series 2009 preferred stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Series 2009 preferred stock.
Adjustments to the Conversion Price. We will adjust the conversion rate in the following circumstances:
(1)    issuances of our common stock to all or substantially all holders of our common stock as a dividend or distribution, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., West Virginia time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution

CR1	=	the conversion rate in effect on the ex-dividend date for such dividend or distribution

OS0	=	the number of shares of our common stock outstanding at 5:00 p.m., West Virginia time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution

Any adjustment made pursuant to this clause (1) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this clause (1), the number of shares of our common stock outstanding at 5:00 p.m., West Virginia time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution shall not include shares of our common stock held in treasury, if any. We will not pay any dividend or make any distribution on our shares of our common stock held in treasury, if any.
(2)    certain subdivisions or combinations of our common stock, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., West Virginia time, on the trading day immediately preceding the effective date of such subdivision or combination

CR1	=	the conversion rate in effect on the effective date of such subdivision or combination

OS0	=	the number of shares of our common stock outstanding at 5:00 p.m., West Virginia time, on the trading day immediately preceding the effective date of such subdivision or combination

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination

Any adjustment made pursuant to this clause (2) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the effective date of such subdivision or combination.
(3)    issuances to all or substantially all holders of our common stock of certain rights (other than rights issued pursuant to a shareholders’ rights plans or the 1998 and 2009 stock option plans) or warrants to purchase shares of our common stock at a price less than the current market price (as defined below) of our common stock, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect at 5:00 p.m., West Virginia time, on the trading day immediately preceding the ex-dividend date for such issuance

CR1	=	the conversion rate in effect on the ex-dividend date for such issuance

OS0	=	the number of shares of our common stock outstanding at 5:00 p.m., West Virginia time, on the trading day immediately preceding the ex-dividend date for such issuance

X	=	the total number of shares of our common stock issuable pursuant to such rights or warrants

Y	=	the number of shares of our common stock equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants divided by (y) the current market price of our common stock

Any adjustment made pursuant to this clause (3) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the ex-dividend date for such issuance. In the event that such rights or warrants described in this clause (3) are not so issued, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights or warrants to the conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by our board of directors). For purposes of this clause (3), the number of shares of our common stock outstanding at 5:00 p.m., West Virginia time, on the trading day immediately preceding the ex-dividend date for such issuance shall not include shares of our common stock held in treasury, if any. We will not issue any such rights or warrants in respect of shares of our common stock held in treasury, if any.
(4)    distributions to all or substantially all holders of our common stock of our capital stock, evidences of our indebtedness or assets, including securities, but excluding:

•	any dividends or distributions referred to in clause (1) above;

•	the rights and warrants referred to in clause (3) above;

•	any dividends or distributions referred to in clause (5) below;

•
any dividends and distributions in connection with a consolidation, merger, sale, transfer, lease, conveyance, reclassification or statutory exchange resulting in a change in the conversion consideration as described below under “- Business Combinations;” and

•	any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR0	=	the conversion rate in effect at 5:00 p.m., West Virginia time, on the trading day immediately preceding the ex-dividend date for such distribution

CR1	=	the conversion rate in effect on the ex-dividend date for such distribution

SP0	=	the current market price of our common stock

FMV	=
the fair market value (as determined by our board of directors), on the ex-dividend date for such distribution, of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of our common stock

If the transaction that gives rise to an adjustment pursuant to this clause (4) is, however, one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded or listed on the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or any other U.S. national securities exchange or association, then the conversion rate will instead be adjusted based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., West Virginia time, on the trading day immediately preceding the ex-dividend date for such distribution

CR1	=	the conversion rate in effect on the ex-dividend date for such distribution

FMV0	=
the average of the closing prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock during the 10 consecutive trading day period commencing on, and including, the effective date of the spin-off

MP0	=	the average of the closing prices of our common stock during the 10 consecutive trading day period commencing on, and including, the effective date of the spin-off

Any adjustment made pursuant to this clause (4) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the ex-dividend date for such distribution. In the event that such distribution described in this clause (4) is not so made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to the conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to the conversion rate is required under this clause (4), delivery of any additional shares of our common stock upon conversion of the Series 2009 preferred stock will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).
(5)    dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock (other than (i) dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a consolidation, merger, sale, transfer, lease, conveyance, reclassification or statutory exchange resulting in a change in the conversion consideration as described below under “- Business Combinations” or (ii) regular cash dividends to the extent that such dividends do not exceed $0.50 per share on a semi-annual basis or, if applicable, $0.25 per share on a quarterly basis (the “dividend threshold amount”), in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - DIV

where,

CR0	=	the conversion rate in effect at 5:00 p.m., West Virginia time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution

CR1	=	the conversion rate in effect on the ex-dividend date for such dividend or distribution

SP0	=	the current market price of our common stock

DIV	=
the amount in cash per share of our common stock that we distribute to holders of our common stock, as determined pursuant to the following sentences. If any adjustment is required to be made as set forth in this clause (5) as a result of a distribution (i) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the dividend threshold amount or (ii) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution. The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted; provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (5).

Any adjustment made pursuant to this clause (5) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the ex-dividend date for such dividend or distribution. In the event that such dividend or distribution described in this clause (5) is not so made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(6)    purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries for all or any portion of our common stock, to the extent that the cash and the value of any other consideration included in the payment per share of the common stock exceeds the closing price per share of the common stock on the trading day next succeeding the last date, as it may be amended, on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “expiration date”), in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
SP1 x OS0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., West Virginia time, on the expiration date

CR1	=	the conversion rate in effect immediately after 5:00 p.m., West Virginia time, on the expiration date

AC	=
the aggregate value of all cash and any other consideration (as determined by our board of directors), on the expiration date, paid or payable for shares of our common stock validly tendered or exchanged and not withdrawn as of the expiration date

OS1	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”)

OS0	=	the number of shares of our common stock outstanding immediately before the expiration time

SP1	=	the average closing price per share of our common stock during the 10 consecutive trading day period commencing on the trading day immediately after the expiration date

Any adjustment made pursuant to this clause (6) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the trading day immediately following the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be readjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in the conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to the conversion rate is required pursuant to this clause (6), delivery of any additional shares of our common stock upon conversion of the Series 2009 preferred stock will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).
The term “ex-dividend date,” when used with respect to any such issuance, dividend or distribution, means the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution. The term “current market price” means the average closing price of our common stock during the 10 consecutive trading day period ending on the trading day immediately preceding the “ex-dividend date” with respect to the issuance, dividend or distribution requiring such computation. Notwithstanding the foregoing, whenever successive anti-dilution adjustments to the conversion rate are called for, such adjustments shall be made to the current market price as may be necessary or appropriate to effectuate the intent of the anti-dilution adjustments and to avoid unjust or inequitable results as determined by our board of directors.
If during a period applicable for calculating the closing price of our common stock, an event occurs that requires an adjustment to the conversion rate, the closing price shall be calculated for such period in a manner determined by us to appropriately reflect the impact of such event on the price of our common stock during such period. Whenever any provision requires a calculation of an average of closing prices of our common stock over multiple days, appropriate adjustments shall be made to account for any adjustment to the conversion rate that becomes effective or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period during which the average is to be calculated.
To the extent that we have a rights plan in effect with respect to the common stock on any conversion date, upon conversion of any shares of the Series 2009 preferred stock, you will receive, in addition to the shares of our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from the shares of our common stock, in which case the conversion rate will be adjusted at the time of separation as if we made a distribution to all or substantially all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In cases where the fair market value of shares of capital stock, evidences of indebtedness, assets (including cash) or securities, including with respect to a spin-off, as to which clauses (4) and (5) above apply, applicable to one share of common stock, distributed to holders of common stock:
(1)    equals or exceeds the current market price of the common stock; or
(2)    the current market price of the common stock exceeds the fair market value of shares of capital stock, evidences of indebtedness, assets (including cash) or securities so distributed by less than $1.00, rather than being entitled to an adjustment in the conversion rate, the holder shall be entitled to receive upon conversion, in addition to the shares of common stock, the kind and amount of shares of capital stock, evidences of indebtedness, assets (including cash) or securities comprising the distribution that such holder would have received if such holder’s Series 2009 preferred stock had been converted immediately prior to the record date for determining the holders of common stock entitled to receive the distribution.
Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing. No adjustment to the conversion rate will be made if holders may participate in the transaction that would otherwise give rise to such adjustment as a result of holding the preferred stock, without having to convert the preferred stock, as if they held the full number of shares of our common stock into which a share of the preferred stock may then be converted.
If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock.
We may from time to time, to the extent permitted by law and subject to the applicable rules of the Nasdaq Capital Market, increase the conversion rate of the preferred stock by a specified amount for a period of at least 20 business days. In that case, we will give at least 15 calendar days’ prior notice of such increase. We may also make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of common stock (or rights to acquire common stock) or from any event treated as such for income tax purposes.
Certain continued listing standards of the Nasdaq Capital Market potentially limit the amount by which we may increase the conversion rate. These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of our outstanding common stock under certain circumstances. Accordingly, we will not increase the conversion rate as described above beyond the maximum level permitted by these continued listing standards. However, we covenant not to enter into any transaction, or take any other action, that will require an adjustment to the conversion rate that would exceed the number of shares of our common stock that would require stockholder approval under the continued listing standards of the Nasdaq Capital Market without having obtained prior stockholder approval.

We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to be sent to the conversion agent and to DTC and make this information available on our website. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the conversion rate was determined and setting forth the revised conversion rate.
Business Combinations. In the event of any reclassification of our outstanding shares of common stock (other than a change in par value), or in the event of any consolidation, merger or share exchange of Summit with or into another entity or any merger or consolidation of another entity with or into Summit, other than a consolidation, merger or share exchange in which Summit is the resulting or surviving entity and which does not result in any reclassification of the outstanding common stock (other than a change in par value), or in the event of any sale, lease or other disposition to another entity of all or substantially all of our assets, other than to one or more of our subsidiaries (any of the foregoing considered a “business combination”) each share of the Series 2009 preferred stock then outstanding shall be convertible, at the option of the holder, or pursuant to and in accordance with our conversion option, into the kind and amount of securities (of Summit or another issuer), cash and other property receivable upon such reclassification or business combination by a holder of the number of shares of common stock into which such shares of the Series 2009 preferred stock could have been converted immediately prior to such reclassification or business combination, after giving effect to any adjustment event. These provisions apply to successive reclassifications or business combinations. The right of a holder of Series 2009 preferred stock to convert the holder’s shares of Series 2009 preferred stock into common stock prior to the effective date of a reclassification or business combination shall not be affected by this provision. Holders of Series 2009 preferred stock shall have no right to vote with respect to such reclassification or business combination, except as specifically required by West Virginia law. See “─Voting Rights” on page 25.
We may enter into a business combination but in such event: the shares of the Series 2009 preferred stock (unless converted) will become shares of such survivor, successor, transferee or lessee, having in respect of such survivor, successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the shares of the Series 2009 preferred stock had immediately prior to such transaction; and we must deliver to the transfer agent an officer’s certificate and an opinion of counsel stating that such transaction complies with the certificate of designation.
Upon our consummation of a business combination, the successor resulting from such business combination will succeed to, and be substituted for, and may exercise every right and power of ours under the shares of the Series 2009 preferred stock, and thereafter, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series 2009 preferred stock.
Fractional Shares. No fractional shares of our common stock will be issued to holders of the Series 2009 preferred stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of the Series 2009 preferred stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our common stock determined as of the second trading day immediately preceding the effective date of conversion.
If more than one share of the Series 2009 preferred stock is surrendered for conversion at one time by or for the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2009 preferred stock so surrendered.

Common Stock Rights. Reference is made to the “Description of Outstanding Securities - Common Stock,” beginning on page 10, for a description of the rights of holders of common stock to be delivered upon conversion of the Series 2009 preferred stock.
Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of Series 2009 preferred stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of Series 2009 preferred stock, plus an amount equal to any declared but unpaid dividends thereon, out of assets legally available for distribution to our shareholders, before any distribution of assets is made to the holders of our common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of Series 2009 preferred stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.
In the event that our assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series 2009 preferred stock and the corresponding amounts payable on any parity securities, the holders of Series 2009 preferred stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.
Voting Rights. The holders of the Series 2009 preferred stock do not have voting rights other than those described below, except as specifically required by West Virginia law. In any matter in which the Series 2009 preferred stock may vote, each share of Series 2009 preferred stock will represent one vote.
So long as any shares of Series 2009 preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series 2009 preferred stock voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:

•
amend or alter the provisions of our articles of incorporation or the certificate of designations for the shares of Series 2009 preferred stock so as to create or increase the authorized amount of, any specific class or series of stock ranking senior to the Series 2009 preferred stock with respect to payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up; or

•
amend, alter or repeal the provisions of our articles of incorporation or the certificate of designations for the shares of Series 2009 preferred stock so as to change the rights, preferences, or limitations of the Series 2009 preferred stock; or

•
consummate a share exchange or reclassification involving the shares of Series 2009 preferred stock or a merger or consolidation of us with another entity, unless in each case shares of Series 2009 preferred stock remain outstanding;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Series 2009 preferred stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series 2009 preferred stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to change the rights, preferences and limitations of the Series 2009 preferred stock.

Miscellaneous. We will at all times reserve and keep available out of the authorized and unissued shares of our common stock, solely for issuance upon the conversion of the Series 2009 preferred stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the Series 2009 preferred stock then outstanding. Any shares of the Series 2009 preferred stock converted into shares of our common stock or otherwise reacquired by us shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.
Transfer Agent, Registrar, Paying Agent and Conversion Agent. Computershare Shareholder Services acts as initial transfer agent, registrar and paying agent for the payment of dividends for the Series 2009 preferred stock and the conversion agent for the conversion of the Series 2009 preferred stock.
We and the transfer agent, registrar, paying agent and conversion agent may treat the registered holder of the Series 2009 preferred stock as the absolute owner of the Series 2009 preferred stock for the purpose of making payment and settling the related conversions and for all other purposes.
Replacement of Series 2009 preferred stock Certificates. We will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, stolen or lost at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the transfer agent and us.
However, we are not required to issue any certificates representing the Series 2009 preferred stock on or after the applicable conversion date. In place of the delivery of a replacement certificate following the applicable conversion date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock pursuant to the terms of the Series 2009 preferred stock formerly evidenced by the certificate.
Series 2011 Preferred Stock
The following summary describes the material features and rights of our Series 2011 Preferred Stock and is subject to, and qualified in its entirety by, applicable law and the provisions of our amended and restated articles of incorporation and bylaws. For the complete provisions, we refer you to our amended and restated articles of incorporation, as amended, including the Certificate of Designations of the Series 2011 Preferred Stock, copies of which have been filed with the SEC and which are incorporated by reference into the registration statement of which this prospectus is a part.
General. Our Series 2011 Preferred Stock constitutes a single series of our preferred stock, consisting of up to 15,000 shares, par value $1.00 per share, having a liquidation preference of $500 per share. We have previously issued 12,000 shares of Series 2011 preferred stock, all of which have been converted to common stock as of the date of this prospectus and are treated as authorized but unissued shares of preferred stock without designation as to series. Although we do not have plans to issue shares of Series 2011 preferred stock, we have the ability to issue up to 15,000 shares of Series 2011 preferred stock.

The holders of the Series 2011 Preferred Stock have no preemptive rights. All of the shares of the Series 2011 Preferred Stock, when issued and paid for, will be validly issued, fully paid and non-assessable.
The Series 2011 Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with our Series 2009 Preferred Stock and with each class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series 2011 Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Summit Financial (collectively, the “parity securities”), and (2) senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series 2011 Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Summit Financial (collectively, the “junior securities”).
We may not issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Series 2011 Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, without the approval of the holders of at least two-thirds of the shares of our Series 2011 Preferred Stock then outstanding and any class or series of parity securities then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “-Voting Rights” on page 39 below. We may, however, from time to time, without notice to or consent from holders of the Series 2011 Preferred Stock, create and issue parity securities and junior securities.
Dividends. Dividends on the Series 2011 Preferred Stock are payable quarterly in arrears, if, as and when declared by our board of directors out of legally available funds, on a non-cumulative basis on the $500 per share purchase price, at an annual rate equal to 8.0%. Subject to the foregoing, dividends are payable in arrears on the 1st day of March, June, September and December of each year (each, a “dividend payment date”). Each dividend is payable to holders of record as they appear on our stock register on the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31), whether or not a business day. Each calendar quarter ending on March 31, June 30, September 30 and December 31 is herein referred to as a “dividend period.” In addition, with respect to the first dividend period, holders begin to accrue the right to the payment of a dividend on the date of the issuance of the Series 2011 Preferred Stock through the end of such calendar quarter. Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid.
The term “business day” means any day that is not Saturday or Sunday and that, in Moorefield, West Virginia, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.
Dividends on the Series 2011 Preferred Stock are non-cumulative. If for any reason our board of directors does not authorize and declare a dividend on the Series 2011 Preferred Stock for a dividend period, or if the board of directors authorizes and declares less than a full dividend, we will have no obligation to pay any dividend or full dividend for that period, whether or not our board of directors authorizes and declares dividends on the Series 2011 Preferred Stock for any subsequent dividend period.

We are not obligated to and will not pay holders of the Series 2011 Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Series 2011 Preferred Stock any dividend in excess of the dividends on the Series 2011 Preferred Stock that are payable as described above.
There is no sinking fund with respect to dividends.
Dividends on all preferred stock, including the Series 2011 Preferred Stock continue to be permissible. However, such dividends and interest payments on our preferred stock and trust preferred debt are subject to future review by the Federal Reserve Board should we experience additional deterioration in our financial condition. Although dividends from the Bank are our principal source of funds to pay dividends and interest payments on our common stock, preferred stock, trust preferred debt and subordinated debt, we currently have sufficient cash on hand to continue to service our trust preferred and subordinated debt obligations as well as the expected dividend payments on our preferred stock through early 2016. Nevertheless, we can make no assurances that we will continue to have sufficient funds available for distributions to the holders of our preferred stock or that such dividends will continue to be permitted by our regulatory authorities.
Dividend Stopper. So long as any share of Series 2011 Preferred Stock remains outstanding, (1) no cash dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior securities (other than a dividend payable solely in shares of junior securities) and (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as (a) a result of a reclassification of junior securities for or into other junior securities, or the exchange or conversion of one share of junior securities for or into another share of junior securities, (b) repurchases in support of our employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities), unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of the Series 2011 Preferred Stock and parity securities have been paid or declared and a sum sufficient for the payment of those dividends has been set aside.
Except as provided below, for so long as any share of Series 2011 Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity securities for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Series 2011 Preferred Stock. To the extent that we declare dividends on the Series 2011 Preferred Stock and on any parity securities but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series 2011 Preferred Stock and the holders of any parity securities. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series 2011 Preferred Stock and all parity securities bear to each other.
Redemption. The Series 2011 Preferred Stock is not redeemable either at our option or at the option of the holders. The Series 2011 Preferred Stock is not subject to any sinking fund or other obligation to redeem, repurchase or retire the Series 2011 Preferred Stock.
Optional Conversion Right. Each share of the Series 2011 Preferred Stock may be converted on any dividend payment date (i.e., the 1st day of March, June, September or December), at the option of the holder, into a number of shares of our common stock determined by dividing $500 by the greater of (i) $4.00 or (ii) the consolidated closing bid price of our common stock as quoted on the NASDAQ Capital Market immediately preceding the closing of the offering, plus cash in lieu of fractional shares and subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”).

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $500 by the applicable conversion rate at such time.
If the conversion date is on or prior to the record date for any declared dividend for the dividend period in which you elect to convert, you will not receive any declared dividends for that dividend period. If the conversion date is after the record date for any declared dividend and prior to the corresponding dividend payment date, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of Series 2011 Preferred Stock an amount in cash equal to the full dividend actually paid on such dividend payment date on the shares being converted, unless your shares of Series 2011 Preferred Stock are being converted as a consequence of a conversion at our option or a mandatory conversion on June 1, 2021.
Mandatory Conversion at Our Option. On or after June 1, 2014, we may, at our option, on any dividend payment date cause some or all of the Series 2011 Preferred Stock to be converted into shares of our common stock at the then applicable conversion rate.
We may exercise our conversion right if, for 20 trading days during the 30 consecutive trading days ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our common stock exceeds 135% of the greater of (i) $4.00 or (ii) the consolidated closing bid price of our common stock as quoted on the NASDAQ Capital Market immediately preceding the closing of the offering.
If less than all of the shares of Series 2011 Preferred Stock are converted, the conversion agent will select the Series 2011 Preferred Stock to be converted by lot, or on a pro rata basis or by another method the conversion agent considers fair and appropriate. If the conversion agent selects a portion of your Series 2011 Preferred Stock for partial mandatory conversion and you convert a portion of the same shares of Series 2011 Preferred Stock, the converted portion will be deemed to be from the portion selected for mandatory conversion.
We refer to the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of our common stock on the NASDAQ Capital Market as the “closing price” of the common stock on any determination date. If the common stock is not traded on the NASDAQ Capital Market on any determination date, the closing price of the common stock on any determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which our common stock is so listed or quoted, or, if no closing price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which our common stock is so listed or quoted, or if the common stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the common stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.
A “trading day” is a day on which the shares of our common stock:
•are not suspended from trading on any national or regional securities exchange or association or over-the-
counter market at the close of business; and

•have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

For purposes of this prospectus supplement, all references to the closing price and last reported sale price of the common stock on the NASDAQ Capital Market shall be such closing price and last reported sale price as reflected on NASDAQ’s website (http://www.nasdaq.com) or any successor thereto. For purposes of calculating the “closing price” of our common stock, if a business combination (as defined below under “─Business Combinations”) has occurred and (1) the exchange property consists only of shares of common stock, the “closing price” shall be based on the closing per share price of such common stock; (2) the exchange property consists only of cash, the “closing price” shall be the cash amount paid per share; or (3) the exchange property consists of securities, cash and/or other property, the “closing price” shall be based on the sum, as applicable, of (x) the closing price of such common stock, (y) the cash amount paid per share and (z) the value (as determined by our board of directors from time-to-time) of any other securities or property paid to our shareholders in connection with the business combination.
To exercise the mandatory conversion right described above, we must provide a notice of such conversion to each holder of our Series 2011 Preferred Stock or issue a press release for publication and make this information available on our website, if any. The conversion date will be a date selected by us (the “mandatory conversion date”) and will be no more than 20 and not less than 10 days after the date on which we provide such notice of mandatory conversion or issue such press release. In addition to any information required by applicable law or regulation, the notice of mandatory conversion and press release shall state, as appropriate: the mandatory conversion date; the number of shares of our common stock to be issued upon conversion of each share of Series 2011 Preferred Stock; and the number of shares of Series 2011 Preferred Stock to be converted.
Mandatory Conversion After Ten Years. On June 1, 2021, all of the Series 2011 Preferred Stock issued and outstanding at that time shall automatically and mandatorily be converted into shares of our common stock at the then applicable conversion rate. The conversion of the Series 2011 Preferred Stock into common stock at such date shall not be conditioned on the price of our common stock or any other event or occurrence.
Conversion Procedures. Conversion into shares of our common stock will occur on the mandatory conversion date or any applicable conversion date (as defined below). On the mandatory conversion date, shares of our common stock will be issued to you or your designee upon presentation and surrender of the certificate evidencing the Series 2011 Preferred Stock to the conversion agent and upon compliance with some additional procedures described below.
On the date of any conversion at the option of a holder, the holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Series 2011 Preferred Stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•
if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled. The date on which a holder complies with the foregoing procedures is the “conversion date.” The conversion agent for the Series 2011 Preferred Stock is initially the transfer agent. A holder may obtain a copy of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Series 2011 Preferred Stock into shares of our common stock, in accordance with the terms of the notice delivered by us described above. Payments of cash for dividends and in lieu of fractional shares and, if shares of our common stock are to be delivered, a stock certificate or certificates, will be delivered to the holder, by the conversion agent.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Series 2011 Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Series 2011 Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Series 2011 Preferred Stock.
Adjustments to the Conversion Price. We will adjust the conversion rate in the following circumstances:
(1)    issuances of our common stock to all or substantially all holders of our common stock as a dividend or distribution, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., Eastern Time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution

CR1	=	the conversion rate in effect on the ex-dividend date for such dividend or distribution

OS0	=	the number of shares of our common stock outstanding at 5:00 p.m., Eastern Time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution

Any adjustment made pursuant to this clause (1) shall become effective immediately prior to 9:00 a.m., Eastern Time, on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this clause (1), the number of shares of our common stock outstanding at 5:00 p.m., Eastern time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution shall not include shares of our common stock held in treasury, if any. We will not pay any dividend or make any distribution on our shares of our common stock held in treasury, if any.

(2)    certain subdivisions or combinations of our common stock, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., Eastern Time, on the trading day immediately preceding the effective date of such subdivision or combination

CR1	=	the conversion rate in effect on the effective date of such subdivision or combination

OS0	=	the number of shares of our common stock outstanding at 5:00 p.m., Eastern Time, on the trading day immediately preceding the effective date of such subdivision or combination

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination
Any adjustment made pursuant to this clause (2) shall become effective immediately prior to 9:00 a.m., Eastern Time, on the effective date of such subdivision or combination.
(3)    issuances to all or substantially all holders of our common stock of certain rights (other than rights issued pursuant to a shareholders’ rights plans or the 1998 and 2009 stock option plans) or warrants to purchase shares of our common stock at a price less than the current market price (as defined below) of our common stock, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect at 5:00 p.m., Eastern Time, on the trading day immediately preceding the ex-dividend date for such issuance

CR1	=	the conversion rate in effect on the ex-dividend date for such issuance

OS0	=	the number of shares of our common stock outstanding at 5:00 p.m., Eastern Time, on the trading day immediately preceding the ex-dividend date for such issuance

X	=	he total number of shares of our common stock issuable pursuant to such rights or warrants

Y	=	the number of shares of our common stock equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants divided by (y) the current market price of our common stock

Any adjustment made pursuant to this clause (3) shall become effective immediately prior to 9:00 a.m., Eastern Time, on the ex-dividend date for such issuance. In the event that such rights or warrants described in this clause (3) are not so issued, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights or warrants to the conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by our board of directors). For purposes of this clause (3), the number of shares of our common stock outstanding at 5:00 p.m., Eastern Time, on the trading day immediately preceding the ex-dividend date for such issuance shall not include shares of our common stock held in treasury, if any. We will not issue any such rights or warrants in respect of shares of our common stock held in treasury, if any.
(4)    distributions to all or substantially all holders of our common stock of our capital stock, evidences of our indebtedness or assets, including securities, but excluding:
•any dividends or distributions referred to in clause (1) above;

•the rights and warrants referred to in clause (3) above;

•any dividends or distributions referred to in clause (5) below;

•any dividends and distributions in connection with a consolidation, merger, sale, transfer, lease, conveyance, reclassification or statutory exchange resulting in a change in the conversion consideration as described below under “- Business Combinations” on page 37 and

•any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR0	=	the conversion rate in effect at 5:00 p.m., Eastern Time, on the trading day immediately preceding the ex-dividend date for such distribution

CR1	=	the conversion rate in effect on the ex-dividend date for such distribution

SP0	=	the current market price of our common stock

FMV	=
the fair market value (as determined by our board of directors), on the ex-dividend date for such distribution, of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of our common stock

If the transaction that gives rise to an adjustment pursuant to this clause (4) is, however, one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded or listed on the NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or any other U.S. national securities exchange or association, then the conversion rate will instead be adjusted based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., Eastern Time, on the trading day immediately preceding the ex-dividend date for such distribution

CR1	=	the conversion rate in effect on the ex-dividend date for such distribution

FMV	=
the average of the closing prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock during the 10 consecutive trading day period commencing on, and including, the effective date of the spin-off

MP	=	the average of the closing prices of our common stock during the 10 consecutive trading day period commencing on, and including, the effective date of the spin-off
Any adjustment made pursuant to this clause (4) shall become effective immediately prior to 9:00 a.m., Eastern Time, on the ex-dividend date for such distribution. In the event that such distribution described in this clause (4) is not so made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to the conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to the conversion rate is required under this clause (4), delivery of any additional shares of our common stock upon conversion of the Series 2011 Preferred Stock will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).
(5)    dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock (other than (i) dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a consolidation, merger, sale, transfer, lease, conveyance, reclassification or statutory exchange resulting in a change in the conversion consideration as described below under “- Business Combinations” on page 37 or (ii) regular cash dividends to the extent that such dividends do not exceed $0.50 per share on a semi-annual basis or, if applicable, $0.25 per share on a quarterly basis (the “dividend threshold amount”), in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - DIV

where,

CR0	=	the conversion rate in effect at 5:00 p.m., Eastern Time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution

CR1	=	the conversion rate in effect on the ex-dividend date for such dividend or distribution

SP0	=	the current market price of our common stock

DIV	=
the amount in cash per share of our common stock that we distribute to holders of our common stock, as determined pursuant to the following sentences. If any adjustment is required to be made as set forth in this clause (5) as a result of a distribution (i) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the dividend threshold amount or (ii) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution. The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted; provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (5).

Any adjustment made pursuant to this clause (5) shall become effective immediately prior to 9:00 a.m., Eastern Time, on the ex-dividend date for such dividend or distribution. In the event that such dividend or distribution described in this clause (5) is not so made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(6)    purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries for all or any portion of our common stock, to the extent that the cash and the value of any other consideration included in the payment per share of the common stock exceeds the closing price per share of the common stock on the trading day next succeeding the last date, as it may be amended, on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “expiration date”), in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
SP1 x OS0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., Eastern Time, on the expiration date

CR1	=	the conversion rate in effect immediately after 5:00 p.m., Eastern Time, on the expiration date

AC	=
the aggregate value of all cash and any other consideration (as determined by our board of directors), on the expiration date, paid or payable for shares of our common stock validly tendered or exchanged and not withdrawn as of the expiration date

OS1	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”)

OS0	=	the number of shares of our common stock outstanding immediately before the expiration time

SP1	=	the average closing price per share of our common stock during the 10 consecutive trading day period commencing on the trading day immediately after the expiration date

Any adjustment made pursuant to this clause (6) shall become effective immediately prior to 9:00 a.m., Eastern Time, on the trading day immediately following the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be readjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in the conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to the conversion rate is required pursuant to this clause (6), delivery of any additional shares of our common stock upon conversion of the Series 2011 Preferred Stock will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).
The term “ex-dividend date,” when used with respect to any such issuance, dividend or distribution, means the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution. The term “current market price” means the average closing price of our common stock during the 10 consecutive trading day period ending on the trading day immediately preceding the “ex-dividend date” with respect to the issuance, dividend or distribution requiring such computation. Notwithstanding the foregoing, whenever successive anti-dilution adjustments to the conversion rate are called for, such adjustments shall be made to the current market price as may be necessary or appropriate to effectuate the intent of the anti-dilution adjustments and to avoid unjust or inequitable results as determined by our board of directors.
If during a period applicable for calculating the closing price of our common stock, an event occurs that requires an adjustment to the conversion rate, the closing price shall be calculated for such period in a manner determined by us to appropriately reflect the impact of such event on the price of our common stock during such period. Whenever any provision requires a calculation of an average of closing prices of our common stock over multiple days, appropriate adjustments shall be made to account for any adjustment to the conversion rate that becomes effective or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period during which the average is to be calculated.
To the extent that we have a rights plan in effect with respect to the common stock on any conversion date, upon conversion of any shares of the Series 2011 Preferred Stock, you will receive, in addition to the shares of our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from the shares of our common stock, in which case the conversion rate will be adjusted at the time of separation as if we made a distribution to all or substantially all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
In cases where the fair market value of shares of capital stock, evidences of indebtedness, assets (including cash) or securities, including with respect to a spin-off, as to which clauses (4) and (5) above apply, applicable to one share of common stock, distributed to holders of common stock:
(1)    equals or exceeds the current market price of the common stock; or

(2)
the current market price of the common stock exceeds the fair market value of shares of capital stock, evidences of indebtedness, assets (including cash) or securities so distributed by less than $1.00, rather than being entitled to an adjustment in the conversion rate, the holder shall be entitled to receive upon conversion, in addition to the shares of common stock, the kind and amount of shares of capital stock, evidences of indebtedness, assets (including cash) or securities comprising the distribution that such holder would have received if such holder’s Series 2011 Preferred Stock had been converted immediately prior to the record date for determining the holders of common stock entitled to receive the distribution.
Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing. No adjustment to the conversion rate will be made if holders may participate in the transaction that would otherwise give rise to such adjustment as a result of holding the preferred stock, without having to convert the preferred stock, as if they held the full number of shares of our common stock into which a share of the preferred stock may then be converted.
If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. We may from time to time, to the extent permitted by law and subject to the applicable rules of the NASDAQ Capital Market, increase the conversion rate of the preferred stock by a specified amount for a period of at least 20 business days. In that case, we will give at least 15 calendar days’ prior notice of such increase. We may also make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of common stock (or rights to acquire common stock) or from any event treated as such for income tax purposes.
Certain continued listing standards of the NASDAQ Capital Market potentially limit the amount by which we may increase the conversion rate. These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of our outstanding common stock under certain circumstances. Accordingly, we will not increase the conversion rate as described above beyond the maximum level permitted by these continued listing standards. However, we covenant not to enter into any transaction, or take any other action, that will require an adjustment to the conversion rate that would exceed the number of shares of our common stock that would require stockholder approval under the continued listing standards of the Nasdaq Capital Market without having obtained prior stockholder approval.
We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to be sent to the conversion agent and to DTC and make this information available on our website. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the conversion rate was determined and setting forth the revised conversion rate.
Business Combinations. In the event of any reclassification of our outstanding shares of common stock (other than a change in par value), or in the event of any consolidation, merger or share exchange of Summit with or into another entity or any merger or consolidation of another entity with or into Summit, other than a consolidation, merger or share exchange in which Summit is the resulting or surviving entity and which does not result in any reclassification of the outstanding common stock (other than a change in par value), or in the event of any sale, lease or other disposition to another entity of all or substantially all of our assets, other than to one or more of our subsidiaries (any of the foregoing considered a “business combination”) each share of the Series 2011 Preferred Stock then outstanding shall be convertible, at the option of the holder, or pursuant to and in accordance with our conversion option, into the kind and amount of securities (of Summit or another issuer), cash and other property receivable upon such reclassification or business combination by a holder of the number of shares of common stock into which such shares of the Series 2011 Preferred Stock could have been converted immediately prior to such reclassification or business combination, after giving effect to any adjustment event. These provisions apply to successive reclassifications or business combinations. The right of a holder of Series 2011 Preferred Stock to convert the holder’s shares of Series 2011 Preferred Stock into common stock prior to the effective date of a reclassification or business combination shall not be affected by this provision. Holders of Series 2011 Preferred Stock shall have no right to vote with respect to such reclassification or business combination, except as specifically required by West Virginia law. See “─Voting Rights” on page 39 below.
We may enter into a business combination but in such event: the shares of the Series 2011 Preferred Stock (unless converted) will become shares of such survivor, successor, transferee or lessee, having in respect of such survivor, successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the shares of the Series 2011 Preferred Stock had immediately prior to such transaction; and we must deliver to the transfer agent an officer’s certificate and an opinion of counsel stating that such transaction complies with the certificate of designation.
Upon our consummation of a business combination, the successor resulting from such business combination will succeed to, and be substituted for, and may exercise every right and power of ours under the shares of the Series 2011 Preferred Stock, and thereafter, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series 2011 Preferred Stock.
Fractional Shares. No fractional shares of our common stock will be issued to holders of the Series 2011 Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of the Series 2011 Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our common stock determined as of the second trading day immediately preceding the effective date of conversion.
If more than one share of the Series 2011 Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2011 Preferred Stock so surrendered.
Common Stock Rights. Reference is made to the “Description of Outstanding Securities - Common Stock,” beginning on page 10 of the prospectus accompanying this prospectus supplement, for a description of the rights of holders of common stock to be delivered upon conversion of the Series 2011 Preferred Stock.
Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of Series 2011 Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $500 per share of Series 2011 Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon, out of assets legally available for distribution to our shareholders, before any distribution of assets is made to the holders of our common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of Series 2011 Preferred Stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.

In the event that our assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series 2011 Preferred Stock and the corresponding amounts payable on any parity securities, the holders of Series 2011 Preferred Stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.
Voting Rights. The holders of the Series 2011 Preferred Stock do not have voting rights other than those described below, except as specifically required by West Virginia law. In any matter in which the Series 2011 Preferred Stock may vote, each share of Series 2011 Preferred Stock will represent one vote.
So long as any shares of Series 2011 Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series 2011 Preferred Stock voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:

•
amend or alter the provisions of our articles of incorporation or the certificate of designations for the shares of Series 2011 Preferred Stock so as to create or increase the authorized amount of, any specific class or series of stock ranking senior to the Series 2011 Preferred Stock with respect to payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up; or

•
amend, alter or repeal the provisions of our articles of incorporation or the certificate of designations for the shares of Series 2011 Preferred Stock so as to change the rights, preferences, or limitations of the Series 2011 Preferred Stock; or

•
consummate a share exchange or reclassification involving the shares of Series 2011 Preferred Stock or a merger or consolidation of us with another entity, unless in each case shares of Series 2011 Preferred Stock remain outstanding;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Series 2011 Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series 2011 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to change the rights, preferences and limitations of the Series 2011 Preferred Stock.
Miscellaneous. We will at all times reserve and keep available out of the authorized and unissued shares of our common stock, solely for issuance upon the conversion of the Series 2011 Preferred Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the Series 2011 Preferred Stock then outstanding. Any shares of the Series 2011 Preferred Stock converted into shares of our common stock or otherwise reacquired by us shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

Transfer Agent, Registrar, Paying Agent and Conversion Agent. Computershare Shareholder Services acts as initial transfer agent, registrar and paying agent for the payment of dividends for the Series 2011 Preferred Stock and the conversion agent for the conversion of the Series 2011 Preferred Stock.
We and the transfer agent, registrar, paying agent and conversion agent may treat the registered holder of the Series 2011 Preferred Stock as the absolute owner of the Series 2011 Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.
Replacement of Series 2011 Preferred Stock Certificates. We will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, stolen or lost at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the transfer agent and us.
However, we are not required to issue any certificates representing the Series 2011 Preferred Stock on or after the applicable conversion date. In place of the delivery of a replacement certificate following the applicable conversion date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock pursuant to the terms of the Series 2011 Preferred Stock formerly evidenced by the certificate.
DESCRIPTION OF SECURITIES WE MAY OFFER
General
This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, rights, warrants, depositary shares, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and other offering materials filed with the SEC. Any such applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
Common Stock
When we offer to sell shares of our common stock, we will describe the specific terms of the offering in a supplement to this prospectus. A description of the material terms of our common stock is included with this prospectus under the above section entitled, “Description of Outstanding Securities-Common Stock.”
Preferred Stock
The following is a description of the material features and rights of preferred stock that we may offer to sell under this prospectus. This summary is subject to, and qualified in its entirety by, applicable law and the provisions of our amended and restated articles of incorporation and bylaws. We will describe the specific terms of the offering and the preferred shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to any particular series of preferred stock.

As indicated above, our authorized capital stock includes 250,000 shares of preferred stock, par value $1.00 per share, of which 15,000 shares have been designated as 8% Non-Cumulative Convertible Preferred Stock, Series 2009, or “Series 2009 preferred stock,” and 15,000 shares have been designated as 8% Non-Cumulative Convertible Preferred Stock, Series 2011, or “Series 2011 preferred stock.” As of the date of this prospectus, there were 10,685,094 shares of our common stock outstanding, held by approximately 1,205 shareholders of record. We previously have issued 40,000 shares of a series of preferred stock known as the “Rockingham National Bank Series Convertible Preferred Stock,” 3,710 shares of Series 2009 preferred stock and 12,000 shares of Series 2011 preferred stock, all of which shares have since converted to common stock. Accordingly, no shares of the Rockingham National Bank Series Convertible Preferred Stock, Series 2009 preferred stock, and Series 2011 preferred stock remain outstanding at this time, and none are expected to be issued in the future. The shares of the Rockingham National Bank Series Convertible Preferred Stock, the Series 2009 preferred stock, and the 2011 preferred stock issued and converted to common stock were restored to the status of authorized and unissued shares of preferred stock without designation as to series; accordingly, there are 250,000 shares of preferred stock available for issuance in this offering. Our amended and restated articles of incorporation authorize our board of directors to, without shareholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.
If we offer shares of preferred stock in the future, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. In addition, the prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	conversion or exchange rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.
The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a shareholders’ right plan or with terms that may discourage a change in control of our company. The ability of our board of directors to designate series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of us.
Redemption. If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable, convertible or exchangeable. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The applicable prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.

Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.
Dividends. Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.
Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, and such holders may have the right to receive an additional amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.
If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights. The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar. Unless otherwise stated in the applicable prospectus supplement, the transfer agent for any additional class or series of our preferred stock will be Computershare Shareholder Services.
Debt Securities
In this section, we describe the general terms and provisions of the debt securities that we may offer. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide.
We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.
We may issue debt securities from time to time in one or more series. We may issue senior or subordinated debt securities under one or more separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior debt indenture and the subordinated debt indenture are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” These indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.
The debt securities will be our direct obligations. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the accompanying prospectus supplement relating to such series of debt securities. That description will contain all or some of the following, as applicable:

•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•
the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;

•
the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;

•
the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;

•	the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

•
the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months;

•
the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;

•
any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;

•
our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

•
if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

•
whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;

•
whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

•	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;

•
any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

•
whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;

•	any restrictions or condition on the transferability of the debt securities;

•	the exchanges, if any, on which the debt securities may be listed;

•	the trustee, authenticating or paying agent, transfer agent or registrar, and

•	any other material terms of the debt securities and the applicable indenture.

The indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in the indentures. Your rights are defined by the terms of the indentures, not the summary provided herein. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. There may be other provisions that also are important to you.
Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to U.S. Federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.
Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture pursuant to which such debt securities are issued.

Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.
We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.
Rights
In this section, we describe the general terms and provisions of the rights to purchase common stock or other securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank depositary, trust company or other service provider, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement accompanying this prospectus relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the time designated in the applicable prospectus supplement on the expiration date for the rights provided in the applicable prospectus supplement. After the time designated in the applicable prospectus supplement on the expiration date, all unexercised rights would become void and of no further force or effect.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

Warrants
In this section, we describe the general terms and provisions of the warrants to purchase common stock or other securities that we may offer. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement accompanying this prospectus relating to any warrants we offer will include specific terms relating to the offering, including, among other things:

•	the title and the aggregate number of warrants;

•	the debt securities or stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commences and expires;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.
You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.
The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

Depositary Shares
In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular series of depositary shares. The prospectus supplement accompanying this prospectus will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
We may offer depositary shares representing receipts for fractional interests in debt securities or fractional shares of our common or preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of our common or preferred stock, as the case may be, and would be represented by a depositary receipt.
The debt securities, common stock or preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of a debt security or share of common or preferred stock, as the case may be, represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the applicable prospectus supplement will provide a description of U.S. Federal or other income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the debt securities or fractional shares of common or preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts will have the right to exchange them for the final depositary receipts at our expense.
The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement and the applicable prospectus supplement and any other offering material in their entirety.
Units
In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement accompanying this prospectus relating to the units we may offer will include specific terms relating to the offering, including, among other things:

•	the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and

•	whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.
PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	to dealers;

•	through underwriters, brokers or dealers;

•	in privately negotiated transactions; or

•	through a combination of any of these methods of sale.

Our common stock, preferred stock, depositary shares, debt securities or other securities offered hereunder may be issued upon the conversion, exercise or exchange of other securities sold hereunder. Securities may also be issued upon the division of units.
If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us, and such resale prices may not be disclosed in the applicable prospectus supplement.
If we sell securities in an underwritten offering, the underwriters will acquire the securities for their own account, with a view to resell the securities periodically in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any underwritten offering may be on a best efforts or a firm commitment basis. Unless otherwise stated in a prospectus supplement, the obligation of the underwriters to purchase any securities on a firm underwritten basis will be conditioned upon customary closing conditions.
We may offer our equity securities into an existing trading market through agents designated by us from time to time on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
We may also offer securities directly to our stockholders on a pro rata basis. If any of the underlying securities are not subscribed for by our stockholders in any such offering, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for the repurchase and resale of such offered securities by dealers or otherwise.
Each time that we use this prospectus to sell our securities, we also will provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in such prospectus supplement, including:

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be affected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may determine the price or other terms of the securities offered under this prospectus by use of an auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of (i) discounts, concessions or commissions from the underwriters, (ii) commissions from the purchasers for whom they may act as agents, or (iii) a combination of the foregoing. Discounts, concessions and commissions may be changed from time to time. We do not expect these commissions and discounts to exceed what is customary for companies comparable to us in the types of transactions involved. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, which we refer to herein as the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent,

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by underwriters and agents,

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers, and

•	identify the nature of the underwriter’s or underwriters’ obligation to purchase the securities.
Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance, unless our issued and outstanding common stock at the date of the applicable prospectus supplement is listed on another exchange. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and such prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts. Further, agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in certain specified transactions.
These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
We do not make any representation or prediction as to the effect that any of the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Any such delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.
The aggregate initial offering price of all securities sold hereunder shall not exceed $15,000,000, as calculated in the manner further described in the registration statement of which this prospectus forms a part. There can be no assurance we will sell all or any of the securities offered hereby.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities being offered by this prospectus will be passed upon for us by Bowles Rice LLP, counsel to Summit. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for any agents or underwriters retained in connection with an offering of securities hereunder, that counsel will be named in the applicable prospectus supplement. Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Summit and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of Arnett Carbis Toothman LLP (formerly known as Arnett Foster Toothman PLLC), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	$1,274.6
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and duplication expenses	*
Trustee fees and expenses	*
Rating agency fees	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	*
_______________

*	Fees will depend on the types of securities offered and the number of issuances, which cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under Article X, Section I of its amended and restated articles of incorporation, Summit is required under certain circumstances to indemnify its directors and officers and directors and officers of any majority or wholly-owned subsidiary, for claims and liabilities, including costs and expenses of defending such claim or liability to which they are made a party by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.  With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful.  These provisions are in addition to all other rights which any director or officer may be entitled as a matter of law.  The full text of Article X, Section I is set forth below. Reference is made to West Virginia Code § 31D-8-851 through § 31D-8-856 which sets forth the indemnification rights permitted under West Virginia law. The full text of the relevant code sections are set forth below.
Article X, Section I of the amended and restated articles of incorporation of Summit contains the following indemnification provision:
Unless otherwise prohibited by law, each director and officer of the corporation now or hereafter serving as such, and each director and officer of any majority or wholly owned subsidiary of the corporation that has been designated as entitled to indemnification by resolution of the board of directors of the corporation as may be from time to time determined by said board, shall be indemnified by the corporation against any and all claims and liabilities (other than an action by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation) including expenses of defending such claim of liability to which he or she has or shall become subject by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer provided the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation.  With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful.  The corporation shall reimburse each such person as provided above in connection with any claim or liability brought or arising by or in the right of the corporation or any majority or wholly-owned subsidiary of the corporation provided, however, that such person shall be not indemnified in connection with, any claim or liability brought by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation as to which the director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation or any majority or wholly owned subsidiary of the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.
The determination of eligibility for indemnification shall be made by those board members not party to the action or proceeding or in the absence of such board members by a panel of independent shareholders appointed for such purpose by a majority of the shareholders of the corporation or in any other manner provided by law.
The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.
The board of directors may by resolution, by law or other lawful manner from time to time as it shall determine extend the indemnification provided herein to agents and employees of the corporation, to directors, officers, agents or employees of other corporations or entities owned in whole or in part by the corporation.  The corporation may purchase and maintain insurance for the purposes hereof.
W. Va. Code § 31D-8-851 through § 31D-8-856 provide:
§31D-8-851.  Permissible indemnification.
(a)    Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:
(1) (A) He or she conducted himself or herself in good faith; and
(B) He or she reasonably believed:  (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and
(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or
(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.
(b)    A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.
(c)    The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.
(d)    Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1)  In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or
(2)  In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.
§31D-8-852. Mandatory Indemnification.
A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.
§31D-8-853. Advance for expenses.
(a)    A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:
(1)  A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and
(2)  His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.
(b)    The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.
(c)    Authorizations under this section are to be made:
(1) By the board of directors:
(A)  If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or
(B)  If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or
(2)  By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or
(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.
§31D-8-854. Circuit court-ordered indemnification and advance for expenses.

(a)    A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction.  After receipt of an application and after giving any notice it considers necessary, the circuit court shall:
(1)  Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;
(2)  Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or
(3)  Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:
(A)  To indemnify the director; or
(B)  To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.
(b)    If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses.  If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.
§31D-8-855. Determination and authorization of indemnification.
(a)    A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.
(b)    The determination is to be made:
(1)  If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;
(2)  By special legal counsel:
(A)  Selected in the manner prescribed in subdivision (1) of this subsection; or
(B)  If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or
(3)  By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c)    Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.
§31D-8-856. Indemnification of officers.
(a)    A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:
(1) To the same extent as a director; and
(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:
(A)  Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or
(B)  Liability arising out of conduct that constitutes:
(i)  Receipt by him or her of a financial benefit to which he or she is not entitled;
(ii)  An intentional infliction of harm on the corporation or the shareholders; or
(iii)  An intentional violation of criminal law.
(b)    The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.
(c)    An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.
To supplement the indemnification provided by its amended and restated articles of incorporation and bylaws, Summit has entered into individual indemnification agreements with its directors and with the directors of Summit Community Bank. The indemnification agreements provide that the directors will be indemnified to the fullest extent permitted by law. They also provide for the advancement of expenses to the fullest extent permitted by law. The obligations of Summit under the indemnification agreements are contractual and cannot be amended without the consent of both the directors and Summit
Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors.  In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

ITEM 16. EXHIBITS

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement
3.1
Amended and Restated Articles of Incorporation of Summit Financial Group, Inc. (incorporated by reference herein from Summit Financial Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006)

3.2
Amendment to Amended and Restated Articles of Incorporation of Summit Financial Group, Inc. (incorporated by reference herein from Summit Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on September 30, 2009)

3.3
Amendment to Amended and Restated Articles of Incorporation of Summit Financial Group, Inc. (incorporated by reference herein from Summit Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on November 4, 2011).

3.4
Bylaws of Summit Financial Group, Inc. (incorporated by reference herein from Summit Financial Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 10, 2007

4.1	Specimen stock certificate representing Summit Financial Group, Inc. Common Stock (filed as Exhibit 4.1 to Summit Financial Group, Inc.’s Form S-3 filed with the SEC on May 7, 2010)
4.2	Specimen stock certificate representing Summit Financial Group, Inc. Series 2009 Preferred Stock (filed as Exhibit 4.2 to Summit Financial Group, Inc.’s Form S-3 filed with the SEC on May 7, 2010)
4.3
Specimen Stock Certificate representing Summit Financial Group, Inc. Series 2011 Preferred Stock (filed as Exhibit 4.1 to Summit Financial Group, Inc.’s Form 8-K filed with the SEC on November 4, 2011)

4.4*	Form of Certificate of Designation of Summit Financial Group, Inc. for Preferred Stock
4.5*	Specimen stock certificate representing Summit Financial Group, Inc. Preferred Stock
4.6***	Form of Senior Indenture
4.7*	Form of Senior Debt Security
4.8***	Form of Subordinated Indenture
4.9*	Form of Subordinated Debt Security
4.10*	Form of Subscription Rights Certificate
4.11*	Form of Subscription Agent Agreement
4.12*	Form of Warrant Agreement
4.13*	Form of Warrant Certificate
4.14*	Form of Depositary Agreement
4.15*	Form of Depositary Receipt
4.16*	Form of Unit Agreement
4.17*	Form of Unit Certificate
5.1***	Opinion of Bowles Rice LLP
23.1	Consent of Bowles Rice LLP (included in Exhibit 5.1)
23.2	Consent of Arnett Carbis Toothman LLP
24.1***	Powers of Attorney
25.1**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture
25.2**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture

* To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.
** Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
*** Filed previously.

ITEM 17. UNDERTAKINGS
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (except to the extent otherwise provided under Rule 415(a)(6).
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moorefield, West Virginia, on the 27th day of March, 2015.

Summit Financial Group, Inc.

By: /s/ H. Charles Maddy, III
H. Charles Maddy, III
President and Chief Executive Officer

By: /s/ Robert S. Tissue
Robert S. Tissue
Senior Vice President and Chief Financial Officer

By: /s/ Julie R. Cook
Julie R. Cook
Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By:/s/ Oscar M. Bean* Oscar M. Bean	Chairman of the Board and Director	March 27, 2015

By:/s/ Dewey F. Bensenhaver* Dewey F. Bensenhaver	Director	March 27, 2015

By:/s/ J. Scott Bridgeforth* J. Scott Bridgeforth	Director	March 27, 2015

By:/s/ James M. Cookman* James M. Cookman	Director	March 27, 2015

By:/s/ John W. Crites* John W. Crites	Director	March 27, 2015

By:/s/ James P. Geary, II* James P. Geary, II	Director	March 27, 2015

By:/s/ Georgette R. George* Georgette R. George	Director	March 27, 2015

By:/s/ Thomas J. Hawse, III* Thomas J. Hawse, III	Director	March 27, 2015

By:/s/ Phoebe Fisher Heishman* Phoebe Fisher Heishman	Director	March 27, 2015

By:/s/ Gary L. Hinkle* Gary L. Hinkle	Director	March 27, 2015

By:/s/ Jeffrey E. Hott* Jeffrey E. Hott	Director	March 27, 2015

By:/s/ Gerald W. Huffman* Gerald W. Huffman	Director	March 27, 2015

By:/s/ H. Charles Maddy, III H. Charles Maddy, III	Director	March 27, 2015

By:/s/ Duke A. McDaniel* Duke A. McDaniel	Director	March 27, 2015

By:/s/ George W. Pace* George W. Pace	Director	March 27, 2015

By:/s/ Charles Piccirillo* Charles Piccirillo	Director	March 27, 2015

*By: /s/ H. Charles Maddy III H. Charles Maddy, III	As Attorney-In-Fact for each of the persons indicated.	March 27, 2015

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement
3.1
Amended and Restated Articles of Incorporation of Summit Financial Group, Inc. (incorporated by reference herein from Summit Financial Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006)

3.2
Amendment to Amended and Restated Articles of Incorporation of Summit Financial Group, Inc. (incorporated by reference herein from Summit Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on September 30, 2009)

3.3
Amendment to Amended and Restated Articles of Incorporation of Summit Financial Group, Inc. (incorporated by reference herein from Summit Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on November 4, 2011).

3.4
Bylaws of Summit Financial Group, Inc. (incorporated by reference herein from Summit Financial Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 10, 2007

4.1	Specimen stock certificate representing Summit Financial Group, Inc. Common Stock (filed as Exhibit 4.1 to Summit Financial Group, Inc.’s Form S-3 filed with the SEC on May 7, 2010)
4.2	Specimen stock certificate representing Summit Financial Group, Inc. Series 2009 Preferred Stock (filed as Exhibit 4.2 to Summit Financial Group, Inc.’s Form S-3 filed with the SEC on May 7, 2010)
4.3
Specimen Stock Certificate representing Summit Financial Group, Inc. Series 2011 Preferred Stock (filed as Exhibit 4.1 to Summit Financial Group, Inc.’s Form 8-K filed with the SEC on November 4, 2011)

4.4*	Form of Certificate of Designation of Summit Financial Group, Inc. for Preferred Stock
4.5*	Specimen stock certificate representing Summit Financial Group, Inc. Preferred Stock
4.6***	Form of Senior Indenture
4.7*	Form of Senior Debt Security
4.8***	Form of Subordinated Indenture
4.9*	Form of Subordinated Debt Security
4.10*	Form of Subscription Rights Certificate
4.11*	Form of Subscription Agent Agreement
4.12*	Form of Warrant Agreement
4.13*	Form of Warrant Certificate
4.14*	Form of Depositary Agreement
4.15*	Form of Depositary Receipt
4.16*	Form of Unit Agreement
4.17*	Form of Unit Certificate
5.1***	Opinion of Bowles Rice LLP
23.1	Consent of Bowles Rice LLP (included in Exhibit 5.1)
23.2	Consent of Arnett Carbis Toothman LLP
24.1***	Powers of Attorney
25.1**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture
25.2**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture

* To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.
** Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
*** Filed previously.